UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 2, 2007
BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)
Delaware	000-18170	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
171 Front Street - Owego, NY 13827
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  607-687-4487

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

By letter delivered to the Company on February 2, 2007, John G. Baust resigned from the Company’s Board of Directors.

The resignation letter was delivered at the request of the Company following the termination of Mr. Baust’s employment with the Company.

Exhibits
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2007	By:	/s/ Michael Rice
Michael Rice President and Chief Executive Officer